Exhibit 99.1

CONTENTS CALL PARTICIPANTS PRESENTATION QUESTION AND ANSWER	2 3 7

PFSweb Inc.     NasdaqCM:PFSW

FQ3 2014 Earnings Call Transcripts

Wednesday, November 12, 2014 4:00 PM GMT

S&P Capital IQ Estimates

	-FQ3 2014-			-FQ4 2014-	-FY 2014-	-FY 2015-
	CONSENSUS	ACTUAL	SURPRISE	CONSENSUS	CONSENSUS	CONSENSUS
EPS (GAAP)	(0.06)	(0.15)	-	0.17	(0.20)	0.13
Revenue (mm)	54.64	57.10	▲ 4.50	74.41	240.31	256.30

Currency: USD

Consensus as of Nov-11-2014 6:39 AM GMT

	- EPS (GAAP)-
	CONSENSUS	ACTUAL	SURPRISE
FQ3 2013	(0.16)	(0.12)	NM
FQ4 2013	0.04	(0.03)	NM
FQ1 2014	(0.14)	(0.11)	NM
FQ2 2014	(0.15)	(0.14)	NM

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PFSWEB INC.     FQ3 2014 EARNINGS CALL NOV 12, 2014

Call Participants

EXECUTIVES

Michael C. Willoughby

Chief Executive Officer and Director

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

ANALYSTS

Jason Kreyer

Craig-Hallum Capital Group LLC,

Research Division

Mark Nicholas Argento

Lake Street Capital Markets, LLC,

Research Division

R. Scott Tilghman

B. Riley Caris, Research Division

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Presentation

Operator

Good morning, everyone, and thank you for participating in today’s conference call to discuss PFSweb’s financial results for the third quarter ending September 30, 2014. Joining us today are PFSweb CEO, Mr. Mike Willoughby; and the company’s CFO, Mr. Tom Madden. Following their remarks, we’ll open the call for your questions.

Before we go further, I would like to make the following remarks concerning forward-looking statements. All statements in this conference call, other than historical facts, are forward-looking statements. The words anticipate, believe, estimate, expect, intend, will, guidance, confidence, target, project and other similar expressions typically are used to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and may involve or are subject to risks, uncertainties and other factors that may affect PFSweb’s business, financial condition and operating results, which include, but are not limited to, the risk factors and other qualifications contained in PFSweb’s annual report on Form 10-K, quarterly report on Form 10-Q and other reports filed by PFSweb with the Securities and Exchange Commission, to which your attention is directed. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. PFSweb expressly disclaims any intent or obligation to update these forward-looking statements.

During the call, we may also present non-GAAP financial measures such as EBITDA, adjusted EBITDA, non-GAAP net income, Service Fee Equivalent Revenue, merchandise sales, and certain ratios that use these measures. In our press release with the financial tables issued earlier today, to which your attention is directed on our website at pfsweb.com, you can find our definition of these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures with the closest GAAP measures and a discussion about why we think these non-GAAP measures are relevant. These financial measures are included for the benefit of investors, and should be considered in addition to, and not instead of, GAAP measures.

I would like to remind everyone that this call will be available for replay through November 26, 2014, starting at 2:00 P.M. Eastern Standard Time this afternoon. A webcast replay will also be available via the link provided in today’s press release, as well as available on the company’s website at www.pfsweb.com. Any redistribution, retransmission or rebroadcast of this call in any way without the expressed written consent of PFSweb, Inc. is strictly prohibited.

Now I’d like to turn the call over to the Chief Financial — Chief Executive Officer at PFSweb, Mr. Mike Willoughby. Sir, please go ahead.

Michael C. Willoughby

Chief Executive Officer and Director

Thank you, Angela, and good morning, everyone. As you saw before the open of the market today, we issued a press release announcing our results for the third quarter ended September 30, 2014. The third quarter marked a significant turn for our organization, both strategically and financially. We launched 3 new client programs, including Urban Decay, Canada Goose and our highly anticipated omni-channel commerce solution for the United States Mint, which was formally unveiled to the public on October 1. We also initiated our acquisition strategy as we enhanced our agency and technology service offerings with the acquisitions of REV Solutions and LiveAreaLabs. Both supplement our key partnership with Demandware, while broadening our integration capabilities with Oracle ATG, Hybris, Magento, Drupal and others. This quarter also marks our return to year-over-year growth in our eCommerce business, now that we’re fully past last year’s client transitions. This is reflected in our strong Service Fee Equivalent revenue growth of 28% and adjusted EBITDA growth of 107%. We’re also on the verge of another exciting holiday season, with clients anticipating strong year-over-year growth. And we’re prepared to once again perform at a very high level for our clients as we work closely with them during the forecasting process and have enhanced certain operational capabilities to address the higher expected projected volumes.

Before commenting further, I’d like to turn the call over to Tom to discuss our financial results for the third quarter of 2014. And then following Tom’s remarks, I’ll return to discuss some additional highlights, and provide a business development overview and then open the call for your questions. Tom?

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Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

Thanks, Mike, and good morning, everyone. As Mike indicated, I’ll spend some time providing additional insight on the third quarter results reported earlier today, as well as our outlook for the remainder of 2014 and some initial insights into our 2015 guidance. Before doing so, I’d like to remind everyone, especially newcomers to the PFSweb story, that when we provide discussions about our financial results, we also discuss our Service Fee Equivalent revenue performance. This non-GAAP metric is calculated by taking our service fee revenues, which is the primary business activity we perform, and adding the gross profit on our product revenue business so that both businesses can be measured on a similar service fee basis. One other item to note as we review our financial results, as you know, we completed the acquisitions of both REV Solutions and LiveAreaLabs in September 2014. The REV Solutions business is projected to generate approximately $7 million in revenue during the full calendar year 2014, and LiveAreaLabs is projected to generate approximately $8 million during that same time. Our PFSweb results for the September quarter and calendar year 2014 will only reflect the activity of those businesses since the September 2014 acquisition dates. As such, we are only getting a partial benefit of those entities in our current quarter and 2014 results.

With that as a backdrop, let’s quickly review the third quarter numbers. As Mike mentioned earlier, our third quarter Service Fee Equivalent revenue increased 28% to $32.4 million compared to the prior year, driven by new client rollouts, increased project revenue and a partial benefit from the acquisitions. Excluding the acquisitions, our Service Fee Equivalent revenue still grew 24% versus the prior year. Our service fee revenue growth was due to both new client activity and expansion of these new clients. While the United States Mint website launch date was delayed slightly from its originally anticipated date, we did generate service fee revenue of more than $3 million from this new client during the September quarter, applicable to our project work on the website, our soft launch support, and activities associated with getting the operation ready for the official October 1 launch. We continue to estimate that this client will generate between $17 million to $20 million per year of annual service fees for us, and that the activity will be more evenly spread throughout the year, depending on the timing of large coin drop programs.

Our service fee gross margin in the third quarter of 2014 was 29.9%. This gross margin performance was at the high end of our targeted gross margin range of 25% to 30% and was positively impacted by certain incremental higher-margin project activity, partially offset by increased distribution center expenses to prepare for the upcoming holiday volume. The prior year gross margin of 32.3% also included the benefit of project work.

SG&A expenses during the third quarter increased 20% to $12.8 million compared to the 2013 third quarter. Excluding the impact of stock-based compensation, acquisition-related costs and restructuring charges, however, SG&A increased just 3% to $10.4 million on a year-over-year basis. With the contribution from our strong revenue growth and our ongoing focus on costs, adjusted EBITDA in the third quarter of 2014 more than doubled to $2.9 million compared to the same quarter in the prior year.

Now turning to the balance sheet, at September 30, 2014, cash and cash equivalents totaled $19.5 million compared to $22.4 million at December 31, 2013. Total debt was $11.3 million compared to $11.1 million at the end of 2013. As such, our net cash to debt position was approximately $8.2 million as of September 30, compared to $11.3 million at December 31, 2013. This decrease was primarily related to the acquisition of the REV and LiveAreaLabs entities.

Our cash balance continues to be aided in part from the timing of certain cash collections received from PFS from our clients’ customers that are then remitted later to our clients.

For our full year 2014 outlook, we are reiterating our previously announced targets for 2014 Service Fee Equivalent revenue to range between $131 million and $137 million and adjusted EBITDA to range between $12 million and $14 million. Excluding the impact of our client transitions from last year and the acquisitions this year, the 2014 Service Fee Equivalent revenue target reflects an estimated increase in fees generated from our current and projected new clients of more than 20% versus 2013, while our product revenue segment is expected to continue to decline annually by approximately 20%.

Given the financial reporting presentation complexities surrounding the contract with our last remaining client in the product revenue segment, we are in the process of having discussions with this client to evaluate possible modifications and redesign of the contract to allow us to report on a service fee based model and simplify our GAAP financial presentation.

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For our gross margin guidance, we have historically stated a targeted range of 25% to 30% for our service fee business. Based on our continued growth in the professional services area of our business, we have been and expect to continue to be towards the higher end of this range, though this will continue to be impacted by the split of our BPO versus professional services activities as well as special project work. For our product revenue, we are expecting a gross margin range of 5 — of between 5% and 6%, which is somewhat less than our prior guidance of 6%, due to the mix of the products being sold.

Our ongoing focus is to drive strong Service Fee Equivalent revenue growth, leverage our existing infrastructure and higher-margin services and generate an improved adjusted EBITDA performance, both in dollars and as a percentage of Service Fee Equivalent revenue. We currently expect Service Fee Equivalent revenue for 2015 to range between $165 million and $175 million, which represents a 23% to 30% growth rate over the midpoint of our 2014 Service Fee Equivalent revenue guidance. Our adjusted EBITDA margin was 9% in 2013, is targeted to be in the 10% range for 2014, and we are targeting for this to continue to improve further to a range of between 10% and 11% in 2015. The 2015 targets include the current estimated impact of incremental investments in our sales and marketing efforts that Mike will discuss later on the call. Also, please note that we continue to expect that our 2015 results will be strongest in the latter part of the year, as it will incorporate the strong seasonal activity of most of our B2C clients as well as anticipated new client additions.

Now I’ll turn the call back over to Mike for some further comments on the recently completed quarter as well as an overview of business developments and closing remarks. Mike?

Michael C. Willoughby

Chief Executive Officer and Director

Thank you, Tom. As I mentioned in my opening remarks, we’re very pleased with the results of the third quarter, which benefited from organic client growth, as well as the new acquisitions and from new client launches. In addition to the new client launches we mentioned in our press release, we wrapped up several large pre-holiday projects for current clients. I referenced several of these on the last call, including discrete projects for BCBG, Procter & Gamble and Roots. The service fee revenues from these and other clients contributed to our strong performance in the third quarter.

We continued to have success expanding current client relationships, and as a case in point, we recently launched a new eCommerce program in support of a new initiative for an existing major health and beauty client. This unique new program enables salon professionals to promote branded products through their eCommerce site to their loyal customers in exchange for partnership benefits. We continue to support this long-standing client as they leverage our infrastructure and operations for many of their branded eCommerce programs. We’re very clearly excited about the recent launch of the program for the United States Mint, and the subsequent performance during the release of the 2014 50th Anniversary Kennedy Half-Dollar Silver Coin Collection. As indicated in our press release yesterday, we experienced record traffic and order volumes through the new site, and I’m happy to report that the site performed as designed.

Since completing our two acquisitions in September, we’ve been focused on merging our sales and marketing efforts with REV and LiveAreaLabs. Last month, we were able to incorporate new messaging and have all 3 companies participating at shop.org, one of the premier eCommerce trade shows in the country. We’ll continue to focus on updating sales messaging and brand positioning as we highlight the value of these acquisitions and our global omni-channel solution. With regard to expanded opportunities from REV and LiveAreaLabs, we’ve already experienced additional sales activity that combines our unique services from REV, LiveAreaLabs and PFSweb, essentially joining forces on several potential engagements. Specifically, we’ve secured 3 new contracts to provide eCommerce design and development services, with one of those representing a joint sale before LiveAreaLabs and REV. We continued to see traction as we build out our new sales model and we hope to announce the names of these great brands after their new sites go live.

As I mentioned on our previous call, and as Tom just indicated, we intend to increase the level of investment in sales and marketing as we take advantage of our new capabilities and respond to the opportunities in our global marketplace. Specifically, we are expanding our presence in Western Europe this year, with a dedicated sales team in the large commerce markets of the U.K. and Germany. This is in addition to our current coverage of the French market from our base in Belgium. We expect to continue this increase in investment in sales and marketing into 2015, with an expected increase in sales headcount, including additional senior sales leadership. We now have a total of 79 client programs live

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around the world, with 32 of those operating as End2End programs. As we continue to integrate the 3 companies, we will begin providing a more comprehensive outlook of all combined programs and ongoing projects live around the world. Look for these changes to begin with our next earnings call in Q1 2015.

Looking ahead, we expect our momentum from the first part of 2014 to carry into the holiday season and then into 2015, driven by continued execution internally and our growth through acquisition strategy to support additional platforms and additional geographies across the globe. Coupled with the strong foundation of our current client portfolio, and new business pipeline, we are positioned to further strengthen our financial performance in 2015. Now with those prepared comments, Tom and I would like to open up the call for a question-and-answer session. Angela?

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PFSWEB INC.     FQ3 2014 EARNINGS CALL NOV 12, 2014

Question and Answer

Operator

[Operator Instructions] And we will take our first question from George Sutton with Craig-Hallum.

Jason Kreyer

Craig-Hallum Capital Group LLC, Research Division

This is Jason, on for George. So I understand that you’re just a couple of months into these acquisitions and you gave some color on the prepared remarks about some of the opportunities that you’re seeing in it. Just wondering if you can talk a little bit more about the pipeline, if these opportunities are related to the additional platforms that you now have the capability of utilizing. And then, if there’s any additional opportunities to pursue some of the leads from transcosmos now that you have additional platforms to work with.

Michael C. Willoughby

Chief Executive Officer and Director

Sure. Thanks, Jason, I’ll take that question. So as far as the opportunities that we’re seeing from our new combined presence in the marketplace, I think that we are seeing, particularly with LiveAreaLabs, the continued opportunity to work on multiple platforms. I believe at least one of the engagements that they have is design and technology R&D-type activities for a non-Demandware client. I would say that the pipeline of opportunities for projects continues to be very focused on Demandware, considering that both REV and LiveAreaLabs had a high degree of Demandware focus in their practice coming in. So we’re still very much playing towards our strength there. I also think that given the rapid integration of these 2 companies into our sales and marketing effort, that our position cooperating and working with Demandware has been strengthened, and so we expect, as we have seen over the past month or so, to continue to see more lead activity coming out of our partnership with Demandware. We also, certainly, have an agenda, as I indicated before with the announcement of the acquisitions, to continue to work on platform diversity. And as such, we have started the process of working with — more actively working with Oracle ATG through the relationship with REV to explore opportunities there. And I expect we’ll have a lot more to say about that when we get back together for the Q4 conference call in March. But so far, it really looks quite positive for us, as far as broadening our target market. As we indicated before, we expect a lot of the activity coming out of REV and LiveAreaLabs to be project-oriented work, with creative strategy design-type activities and then the website development activities. We’ll look to be increasing the support and engagements that we have coming out of those in what we call a land and expand strategy around our sales and marketing effort. And then as far as the transcosmos opportunity, I would say that it’s a little early to say what kind of impact that it will have. We certainly are, as I had indicated before, excited to be able to go back to transcosmos with an offering that is more suited to the low- to mid-market kind of opportunities that we initially saw coming out of that pipeline. So once again, I’ll probably have a little bit more to say about that early next year. But I do think there’s an opportunity to reinvigorate that opportunity.

Jason Kreyer

Craig-Hallum Capital Group LLC, Research Division

Okay. And then switching gears on TJX, they continue to add additional categories and capabilities on their eCommerce channel, and I’m just wondering if you have any updates on potentially adding additional brands to their eCommerce strategy?

Michael C. Willoughby

Chief Executive Officer and Director

I do not have any new information on that other than what they had indicated in their own conference call a couple of months ago that it was definitely on their road map, that they intended to leverage the eCommerce solution for new brands, but we still don’t really have a timeline. And I wouldn’t have expected necessarily to get a timeline update between that last call and now, with the holiday preparation going on. I think everybody is focused on having the

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appropriate inventory position for their strategy coming up for the holiday, that certainly includes TJX. We would hope that as we get together with them after the first of the year, to take a look at the results from the holiday and to do our strategic planning for 2015 and beyond, that we might get some insight into the timeline. But we certainly are in a position of simply waiting for them to make those decisions and communicate it to us.

Jason Kreyer

Craig-Hallum Capital Group LLC, Research Division

Okay, that makes sense. And last one for me, so you made a couple of acquisitions this quarter. As you look at the current portfolio of solutions that you have, can you just talk about additional areas that you could potentially pursue for M&A?

Michael C. Willoughby

Chief Executive Officer and Director

Sure. So our focus at this point, for 2015, turns to essentially accomplishing some of the same objectives in Europe that we accomplished in the U.S., with the acquisition of REV and LiveAreaLabs. As we had indicated before, neither of those 2 acquisitions brought any particular capabilities in Western Europe, although we feel like we can leverage the Indian development capabilities that came with our REV acquisition to support additional website development activities sold and delivered in Europe. Neither company brought a local presence in Europe from a sales and marketing or solution engineering or design perspective. So what we’ll be looking for in 2015 is probably a similar type of acquisition in Western Europe, where we picked up one or more agencies like LiveAreaLabs that we can fold into our digital agency practice and potentially one or more system integrators similar to REV Solutions. We would hope that one of those system integrators would be working on an additional platform besides the Demandware and ATG platforms that we support today with our system integrated practice. We consider that kind of a buy 1, get 2 type of a proposition, where we get both the presence and bandwidth at Europe as well as the additional platform practice. So if we’re able to do that then we would announce, along with the acquisition, the further expansion through the acquisition of other platforms such as a Hybris or Magento platform at that time. So Europe will be the focus, at least in the first part of 2015. We certainly already started that process, and have opportunities identified and conversations going, so that’s kind of the focus at this point, Jason.

Operator

[Operator Instructions] And we will take our next question from Mark Argento with Lake Street Capital Markets.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

Couple of questions. Start with your SG&A, I know it was a little bit higher than where we’ve been seeing it running, I’m assuming there were some deal-related expenses in the quarter.

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

That’s correct, there was about $1.3 million of acquisition-related costs that we had in the quarter.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

Great. And then, so that kind of gets you back down to that $11 million, $11.5 million level. When you think about some of the increased sales and marketing initiatives, in particular, in Europe, what kind of SG&A run rate would you see going forward? I mean, obviously, it’s going to tick up a little bit.

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

Yes, we’re still working through that. I would expect, as we pull it all together, from both the U.S. and European standpoint, that it might be an incremental $1.5 million to $2 million or so.

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Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

Is that quarterly or annually?

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

Annually, sorry.

Michael C. Willoughby

Chief Executive Officer and Director

Thank you for asking that question.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

No problem. And then, turning to the customer mix, I think, Mike, you had mentioned, you had 32 End2End customers at the end of the quarter, what was that up from last quarter, if you have that handy for us?

Michael C. Willoughby

Chief Executive Officer and Director

I think it was 30 last quarter. So I think, it was 30 as well. We would’ve been talking about I think, 77 client programs last quarter, and I think we said 30 of those were End2End. So we’ve since then had an increase of 3 client programs, 2 of which were End2End, and then we transitioned one client out. So that gets you to the net of 79.

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

And that 2 new End2End ones were the ones we’ve announced, which is the U.S. Mint as well as Canada Goose.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

Got you. And then when you think about the guidance for ’15 that you put out, how should we think about when you juxtapose the — kind of the revenue and EBITDA guidance, what type of growth do we need to see in some of these metrics, in terms of client programs and/or End2End? Is it can be — should be kind of map over the kind of midpoint of the growth — revenue growth guidance and think about that type of growth rate for new customers? Or do you go deeper into your existing customers? Maybe help us kind of think about what — Mike, what you might think about the complexion of the growth, how it’s going to look, new versus existing?

Michael C. Willoughby

Chief Executive Officer and Director

Sure, so I’ll kind of respond to the qualitative part of that question and then Tom may have some input on the quantitative. So looking into next year, we would expect to see a pipeline that has an increasing number of what looks like projects, whether that’s designed and strategy projects with our digital agency or website development deployment projects. And these will be, I think, lucrative projects for us, as we look at the pattern that is there with both REV and LiveAreaLabs and, quite profitable, so the margin expectations in those projects in that area of the business are at the high-end of kind of the range we’ve discussed. So we’d expect them to be 40- to 50-point plus margin projects. And then, we would expect that several of those projects or a certain percentage of those projects would then turn into longer-term opportunities around support contracts, marketing services engagements and even End2End engagements, as we land and expand, like we were able to do with Canada Goose, where that engagement started out as a website build project and then turned into End2End as we were able to present our additional capabilities. And so what that’s going to require us to do, I think, going into next year is to come up with a different way to talk about our pipeline and our bookings and what percentage of the growth that we’re experiencing is going to come from these projects that then could expand, versus End2End opportunities that we know upfront have a 5-year contract with the recurring revenues

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that we’re used to seeing and then compared to the organic growth that we would continue to see from our current clients. With regard to organic growth, I think that we’re expecting to continue to see the same trend we’ve seen over the past couple of years of mid-teens to 20% growth rate with the client relationships themselves. At this point, if you look at kind of what we had guided towards 2015, it’s pretty consistent with that 20% or so overall growth rate in revenue, which, a portion of that comes from organic growth of current clients. Obviously, we have a full year of the U.S. Mint contributing at that level, but there is a decent amount of what we would see as incremental project work compared to what we saw in 2014 coming out of these new acquisitions. And so we’ll have a lot of work to do over the next 3 months as we get ready to try to present a more precise or clearer view of all that with our March conference call, but that’s one of the tasks we have going into the call is to really try to give some transparency into how that all breaks out.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

That would be helpful. And then in terms of kind of same-client growth the quarter, I know the comps have gotten a little bit cleaner here. So I assume the same kind of client growth, or same-store growth is fairly similar to what you reported, in terms of total service fee growth in the quarter. Tom, is that accurate? If so, should we think that same-client growth was kind of mid-20s for the quarter?

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

So if you take a look at our business, as we evaluate the gross merchandise value of our Direct-to-Consumer clients, B2C clients, it grew at a rate of just over 20% on a quarter-over-quarter basis. Usually, that translates into a somewhat lower fee increase for us, because there are certain fixed components of our billing structure. So you might anticipate from those Direct-to-Consumer activities that we get somewhere in the mid-teens increase year-over-year, and then we also had the benefit of the U.S. Mint contract coming on board. We had the positive effect of the acquisition-related activity as well. So it’s kind of a combination of all those 3 really came into play as we look at the results. So we’re — and recognize, we do have some B2C clients that are included in our mix. It’s not a large percentage but that business activity stays relatively flat on a year-over-year basis, maybe it’s — to the extent that it’s growing, it’s growing generally at a slower pace than what our B2C clients are growing at. So it’s — so we do have good growth from existing client base but the — obviously, the U.S. Mint and the acquisitions also fueled higher performance overall.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

And then, 2 more quick ones for me. In terms of — any near-term client renewals that we should be aware of? Anybody coming up on the end of their contracts? How does your contract bookings or backlog look?

Michael C. Willoughby

Chief Executive Officer and Director

So I think, that we’ve indicated in the past that we’d expect, on average, 20% or so of our client contracts to come up for renewal at any given year, just by nature of the fact that we have these 3- to 5-year contract terms, with the U.S. Mint being an obvious exception to that rule. So I think it’s probably true that next year we’d expect to see 20% of our contracts come up for renewal. At this point, we still feel very confident that to the extent that we are performing well for our clients, that they would tend to renew their contracts. And so it brings us back to the importance of the upcoming holiday, with all of the excitement that comes along with that, to just perform as we’re prepared to do for all of our clients, and go into the 2015 with strong relationships and 100% referenceability. And given that kind of performance, we would expect, as we’ve seen historically, to have a high renewal rate. There could be, like we experienced this year, a couple of small clients that are underperforming, that we would want to proactively turn. I’d say that we’d expect to see that kind of activity as normal in a given year. And then, our guidance that we have put out includes an allowance for churn. We typically would model 3% to 5% of our top line churning each year, and while we don’t necessarily have a name to go with that allocation or allowance, we’ve included that potential in our guidance. So that seems like a reasonable outlook from where we sit today.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

Got you. Last one, just quickly for me. In terms of your product revenue client per customer, it seems like that business continues to be in decline to the point now where it’s relatively immaterial, or quickly becoming immaterial to the P&L,

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although it still skews the GAAP top line revenue growth rates. I know you’ve talked about renegotiating that. Is it your expectation that you’ll get something done, either get it renegotiated so the accounting fits? Or you’ll exit that by end of this year?

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

So, I guess, first of all, the client relationship is still a very important client relationship for us, and it has been and continues to be. While the business has declined over the last few years, it’s still an important part of our business. We are in the process, as I indicated in my comments of trying to restructure and modify the contractual terms to allow us to report on a more of a net sales type approach or net revenue basis and Service Fee Equivalent activity basis, to clean up the financial presentation of this. We’re hopeful that we’ll be able to work with them to accomplish that. I’m not sure exactly what the timing would be on that. And just a little bit of additional insight, there’s really 2 product categories that we cover for this client in this category. One of them — one of those product lines is the majority of it — and that activity level continues to be relatively flat. The other piece of the business is the one that has a declining revenue stream associated with it. So as we look to the future, we still see a key value add that we provide to the clients. It’s a strong client relationship, it does contribute to our overall adjusted EBITDA performance in total. And yet, as we’ve mentioned several times, we’re hopeful that we’ll be able to work with the client, either in short term or within the next year of being able to drive toward a service fee type recognition on the contracts and services.

Mark Nicholas Argento

Lake Street Capital Markets, LLC, Research Division

I just think your multiple would obviously expand if you’re able to present the true top line GAAP growth — revenue growth rates that you guys are really achieving. So I know it’s a $3 million, $4 million worth of gross profits that you get to recognize from the relationship, and I know it’s a — nobody likes to walk away from relationships, but obviously, I’m not telling anything here you don’t already know, but I think it’s getting to the point now where hopefully you can get something done.

Michael C. Willoughby

Chief Executive Officer and Director

Yes. We certainly hear the point on the valuation, and I’m optimistic now that we have the discussions going in earnest and that we’re engaged with them around the concept that we’ll be able to get something done. We certainly realize the benefit that we could achieve and have heard the feedback loud and clear. So it’s a top priority for Tom to progress those conversations and try to get something done as quickly as we can.

Operator

And let’s take our next question from Scott Tilghman with B. Riley.

R. Scott Tilghman

B. Riley Caris, Research Division

First, I wanted to follow-up on Mark’s questions and specifically around the potential for renegotiation of that contract. Would you see any balance sheet benefits from that?

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

It depends on how it gets restructured. There is a potential ability where we might just modify certain terms of the contract such that we might still take title to the inventory and have the receivable risks associated with it, but have certain modifications to our inventory return privileges, or whatever, in order to allow us to report this on a net margin basis from a P&L standpoint but still have the items on our balance sheet. So it may not get much pick up on the balance sheet side. We may still have some of the inventory receivables on our risk and the working capital requirements associated with it on our books. It depends on what types of modifications are made.

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PFSWEB INC.     FQ3 2014 EARNINGS CALL NOV 12, 2014

R. Scott Tilghman

B. Riley Caris, Research Division

Okay, so it’s really up in the air at this point. Second one, on the U.S. Mint, you quantified the impact of the contract, recognizing that, that business for them is somewhat lumpy based on product launches. Can you give us a sense as to what your seasonality will look like with that contract? Whether it’s fairly straight line over the 4 quarters or if it still have a seasonal or holiday bump?

Michael C. Willoughby

Chief Executive Officer and Director

So we would expect that the business is fairly evenly spread across 4 quarters in a given calendar year. And what could affect it quarter-to-quarter is the timing of the coin drops that you mentioned to the extent that they have 2 in 1 quarter and 4 in the next, that just is a factor of a week here or there in the timeline, that obviously could impact results from one quarter to the next. But over the course of the year, we think it’ll be pretty evenly spread out, which, obviously, is a good thing for us. It would tend to offset some of the seasonality we have with other Direct-to-Consumer clients and help us to allocate resources more effectively. And I don’t think we would expect that to change. We also have visibility into an upcoming year quite a bit in advance as they set the calendar for the coming year at the end of the previous year or early in that year. So we’d have visibility to exactly when those coin drops would and be able to build appropriate expectations for the quarter.

R. Scott Tilghman

B. Riley Caris, Research Division

That’s helpful. On the investments in Europe, the $1.5 million to $2 million that you called out earlier, I assume that’s the organic number and any acquisition activity would be then layered in once it was completed. Is that accurate?

Thomas J. Madden

Chief Financial Officer and Chief Accounting Officer

Yes, that’s correct.

R. Scott Tilghman

B. Riley Caris, Research Division

On a related note, are there any domestic feeds at this point? Do see accelerating any spending here in the States to build out any capabilities or to expand sales and marketing? Or is this really largely a European emphasis aside from what we would see from typical year-on-year growth tied to the revenue growth in the U.S?

Michael C. Willoughby

Chief Executive Officer and Director

Sure. So the acquisition opportunities that we’re pursuing right now tends to be in Europe, where we’re wanting to add some similar capabilities there as we did with LiveAreaLabs and REV. As far as the increase in sales and marketing investments that Tom referred to and was — I guess, telling Jason that we expect that to be $1.5 million to $2 million of incremental SG&A spending next year, that’s probably primarily in the U.S. We’ve increased our investment in Europe as we had indicated during the year, with some dedicated presence in the U.K. and in Germany. So we’ll have a full year of those kind of investments next year, based on what we’ve done already here. But I think the incremental headcount that we’re looking to add and the sales leadership that we’re looking to bring on — the sales leadership would have a global focus. But I think the biggest opportunity to accelerate growth is to take advantage of these new capabilities, particularly, as we expand platforms and add those into our End2End offering and increase growth here in the U.S. So I would say most of that increase in spending is going to be focused on accelerating growth here in the U.S.

R. Scott Tilghman

B. Riley Caris, Research Division

Okay, and then, related to that, clearly, you have a much more focused local competitor. Historically, you’ve operated on different platforms. As you evaluate some of the new business opportunities with prospective clients and also look at the recent acquisitions, do you see any potential impact from what they’re doing? Or is it really still sort of status quo for you?

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PFSWEB INC.     FQ3 2014 EARNINGS CALL NOV 12, 2014

Michael C. Willoughby

Chief Executive Officer and Director

Well, I think that there is some potential overlap between our 2 go-to-market strategies. But I think there are also a lot of adjacency as well. So we have, historically, and will continue to focus primarily on brands and brand manufacturers, particularly high-end brands that have high-end expectations. And from what I can see from what they’re doing, they have a focus on retail, our clients, particularly, small to mid-market retail clients, and I think the investment that they’re making in the REV app, which is targeted at on-boarding a small retail or a mid-size retail client quickly, that would sort of indicate where they’re going to focus. So that’s a different part of the market than we’re focused on, so I would expect we probably would continue to not see each other a lot. But I think when we do overlap, we’re pretty confident in our value proposition and in what differentiates us. And I would say that for the next year or so, if we see each other in a lot of deals, one of us might be in the wrong deal. I think it will be tough for them to compete in the large enterprise, complicated deals like U.S. Mint that require a lot of investment in technology and customization around technology and where the customer experience expectations are so high like they are with a lot of brands that we’re supporting. And we don’t have agenda to onboard a lot of small to mid-size mass merchant retailers either. So there’s, I think, a lot of room for both of us to be successful and to continue to progress our own value propositions.

R. Scott Tilghman

B. Riley Caris, Research Division

That’s helpful. My last question for you really ties back into the platform discussion. Obviously, you’ve had one, historically, you’ve expanded capabilities over the last couple years and even with the recent acquisitions. As you look at the different geographies, are there differences in platform preferences by client? Or are they pretty similar from the U.S. to Europe, for instance?

Michael C. Willoughby

Chief Executive Officer and Director

So I’ll answer that question in 2 ways. First, we see the market being bifurcated along 2 lines. One is, is there a preference for cloud-based alternative versus an on-premise license alternative, and if there’s a preference for cloud-based, then, Demandware continues to be the, in my opinion, only real enterprise-class cloud-based alternative out there from an eCommerce perspective. And so I think that would be true in Western Europe as well as in the U.S. or, frankly, Asia Pacific or any other geography. If you are — have high growth expectations and want to operate an enterprise-class platform and you prefer cloud-based, Demandware’s the choice. With regard to the on-premise option, I think you definitely have stronger providers in the U.S. compared to Europe. It’s a different mix. We certainly see Hybris very active in the Europe market, which makes sense given their heritage in Germany and their ownership by SAP. But I would say we also see them being very active in the U.S. market as well, compared to the traditional leaders of IBM and Oracle. So our view would be, over time, to support all of the major platforms and be able to react to the market preferences regardless of how they shift. That being said, we’ll continue to have a very strong relationship with Demandware because of the heritage we have with them and, also, just the fact that right now, they’re virtually unopposed in the cloud-based side of it.

Operator

At this time, this concludes our question-and-answer session. I would now like to turn the call back to Mr. Willoughby for closing remarks.

Michael C. Willoughby

Chief Executive Officer and Director

Thank you, Angela. Once again, I’d like to thank everyone that attended the call today. I think it goes without saying that we’re incredibly excited with the positive developments in our business. We’re excited to have onboard the U.S. Mint and now be able to talk about that as a current client, and we look forward to another successful holiday season where we perform at very high levels for our clients, and look forward to talking to you again about those holiday results in 2015. We get back together in March. Thank you, and good day.

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PFSWEB INC.     FQ3 2014 EARNINGS CALL NOV 12, 2014

Operator

Ladies and gentlemen, this does conclude today’s teleconference. You may disconnect your lines at this time, and thank you for your participation.

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PFSWEB INC.     FQ3 2014 EARNINGS CALL NOV 12, 2014

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